UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 1, 2010, the Company’s financing agreement with JMJ Financial (“JMJ”), was temporarily suspended due to a chill that had been placed on the Company’s $0.0001 par value common stock by The Depository Trust and Clearing Corporation (“DTCC”) on or about the week of October 10, 2009.  While the chill is in place, The Depository Trust Company (“DTC”), a subsidiary of DTCC, is not accepting additional stock deposits into their depository (“CEDE”).  The chill does not affect shares deposited into CEDE prior to the week of October 10, 2009.  As a result of this temporary suspension by JMJ, the Company is not receiving its regular funding tranche from JMJ until the chill is lifted.  Under the terms and conditions of the financing agreement between the Company and JMJ, the Company, whose common stock has been DTC and DWAC eligible since June, 2007, is required to maintain that eligibility during the financing term.  The Company has been working with DTCC to resolve this issue since October, 2009 and both DTCC and the Company are diligently working on finding a resolution as soon as possible.  If the Company is unable to resolve this issue with the DTCC, this event could have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: March 5, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman